Exhibit 99.1

PRESS RELEASE

Intellia Therapeutics Announces

First Quarter 2019 Financial Results and Company Update

•	Remains on track to submit investigational new drug application in 2020 for its first systemically delivered CRISPR/Cas9-based therapy, NTLA-2001, for treatment of transthyretin amyloidosis

•	Expects to nominate first engineered cell therapy development candidate for treatment of acute myeloid leukemia by end of 2019

•	First demonstration of CRISPR/Cas9-based, targeted insertion of a Factor 9 gene in the liver of non-human primates achieves normal circulating human Factor IX protein levels

•	Ends quarter with strong cash position of $297 million

CAMBRIDGE, Mass., May 2, 2019 (GLOBE NEWSWIRE) – Intellia Therapeutics, Inc. (NASDAQ:NTLA), reported operational highlights and financial results for the first quarter ended March 31, 2019. Additionally, the Company highlighted important corporate milestones for 2019.

“2019 is off to a productive start in support of our mission to advance genome editing to treat a range of severe and life-threatening diseases. We are excited by our achievements in gene knockout and insertion across both our in vivo and engineered cell therapy efforts. In particular, we presented data at the 22nd Annual Meeting of the American Society of Gene and Cell Therapy showing unprecedented CRISPR-mediated, targeted gene insertion in the liver of non-human primates, achieving normal circulating human levels of protein production,” said Intellia President and Chief Executive Officer John Leonard, M.D. “These achievements highlight Intellia’s leadership in CRISPR/Cas9 genome editing as we advance our pipeline towards the clinic. Looking ahead, we remain on track to file an IND application next year for NTLA-2001, our lead in vivo candidate for the treatment of transthyretin amyloidosis, and expect to nominate a development candidate in our first engineered cell therapy program for acute myeloid leukemia by year-end.”

First Quarter 2019 and More Recent Operational Highlights

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ATTR Program: Intellia’s lead candidate for the treatment of transthyretin amyloidosis (ATTR), which demonstrated an average of >95% reduction in circulating transthyretin (TTR) protein in non-human primates (NHPs), has been nominated as the Company’s first in vivo development candidate to advance into Investigational New Drug (IND)-enabling toxicology studies. Preliminary results from substantially completed dose-range finding (DRF) studies showed a favorable tolerability profile; and data from multiple studies in NHPs demonstrated durable liver editing with sustained reduction of circulating TTR through 10 months of observation following a single dose.

Today, Intellia announced plans to begin IND-enabling toxicology studies of NTLA-2001 in mid-2019 and that it remains on track to submit an IND application in 2020. NTLA-2001 is being co-developed with Regeneron Pharmaceuticals, Inc. (Regeneron), with Intellia as the lead development and commercialization party.

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AML Program: Intellia and its research collaborators at IRCCS Ospedale San Raffaele presented new in vitro data at the 22nd Annual Meeting of the American Society of Gene and Cell Therapy (ASGCT), showing that CRISPR/Cas9 editing resulted in >98% knockout of endogenous T cell receptors (TCRs) followed by insertion of Wilms’ Tumor 1 (WT1)-specific TCRs into >95% of isolated T cells. In addition, the engineered T cells were functional and capable of specifically killing high levels of a panel of leukemic blasts from patients that expressed the WT1 epitope. Based on these results, Intellia has identified multiple lead TCRs restricted to the HLA-A*02:01 allele to move into functional testing in patient-derived xenograft models for an autologous TCR-based therapy targeting WT1 for the treatment of acute myeloid leukemia (AML). These studies are expected to begin in mid-2019 and will inform the nomination of the Company’s first engineered cell therapy development candidate by the end of 2019.

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In Vivo Insertion in NHPs: At the 2019 ASGCT Meeting, Intellia presented data demonstrating the first CRISPR-mediated, targeted transgene insertion in the liver of NHPs, using Factor 9 (F9) as a model gene. F9 is a gene that encodes for Factor IX (FIX) protein, a blood-clotting protein that is missing or defective in hemophilia B patients. In a collaboration between Intellia and Regeneron, researchers combined Intellia’s lipid nanoparticle (LNP) delivery system of CRISPR/Cas9 with an adeno-associated virus (AAV) containing a proprietary bi-directional insertion template. NHP data showed that a single administration achieved ~3-4 μg/mL of circulating human FIX protein at day 14 and was sustained through 28 days (~3-5 μg/mL) of completed observation in an ongoing study. The levels of circulating human FIX protein demonstrated in NHPs correspond with the normal 3-5 μg/mL range of human FIX protein levels (source: Amiral et al, Clin. Chem., 1984). The NHP data shared also incorporates the improved CRISPR/Cas9 LNP identified from the ATTR program and demonstrates the modularity of Intellia’s platform to apply learnings to other programs. This data expands on the clinically relevant human FIX protein levels achieved in mice, first reported in October, which have remained stable through 10 months of observation.

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Modular In Vivo Knockout Update: Today, at the 2019 ASGCT Meeting, Intellia will present new data demonstrating that independent CRISPR-mediated knockout of each of two targets of interest, either lactate dehydrogenase A (Ldha) or hydroxyacid oxidase 1 (Hao1), via the Company’s proprietary LNP delivery technology, results in a durable, therapeutically relevant reduction of oxalate excretion in a disease mouse model of primary hyperoxaluria type 1 (PH1).

LDHA and HAO1 are enzymes involved in oxalate production. In people with PH1, mutations in a specific liver enzyme cause the production of a surplus of oxalate, which can combine with calcium to form insoluble deposits in the kidney and throughout the body, leading to damage of the kidneys, heart, eyes and skeletal system. An approximate 30% reduction in urinary oxalate in patients with PH1 is considered to be therapeutically relevant (source: Nephrology Dialysis Transplantation 1999; 14:2556-2558). In collaboration with the University of Alabama at Birmingham, Intellia researchers found that a CRISPR-mediated knockout of the Ldha gene in a PH1 mouse model disrupts LDHA protein production and reduces urinary oxalate levels by 63%. Researchers also observed that a CRISPR-mediated knockout of the Hao1 gene disrupts glycolate-to-glyoxylate conversion, resulting in a urinary oxalate level reduction of 57% in a PH1 mouse model. In each individual knockout approach, these reduced levels of urinary oxalate were sustained for at least 15 weeks.

Today’s presentation, titled “CRISPR/Cas9-Mediated Gene Knockout to Address Primary Hyperoxaluria,” is accessible through the Events and Presentations page of the Investor Relations section of Intellia’s website.

Upcoming Milestones

The Company has set forth the following for 2019 pipeline progression:

•	ATTR:

•	Initiate IND-enabling toxicology studies in mid-2019

•	Commence manufacturing of NTLA-2001 Phase 1 materials

•	AML:

•	Initiate functional testing in patient-derived xenograft models of multiple lead TCRs in mid-2019

•	Nominate first engineered cell therapy development candidate by the end of 2019

First Quarter 2019 Financial Results

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Cash Position: Cash, cash equivalents and marketable securities were $296.6 million as of March 31, 2019, compared to $314.1 million as of December 31, 2018. The decrease was driven by cash used to fund operations of approximately $29 million, which was offset in part by $6.0 million of funding received under the Novartis collaboration, $3.6 million of net equity proceeds raised from the Company’s “At the Market” (ATM) agreement, $1.5 million of ATTR cost reimbursements made by Regeneron, and $0.4 million in proceeds from employee-based stock plans.

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Collaboration Revenue: Collaboration revenue increased by approximately $3.0 million to $10.4 million during the first quarter of 2019, compared to $7.5 million during the first quarter of 2018. The increase in collaboration revenue in 2019 was primarily driven by amounts recognized from the expansion of the existing collaboration with Novartis, as well as by amounts recognized under the Company’s ATTR Co/Co agreement with Regeneron. As previously disclosed, Regeneron is obligated to fund approximately 50% of the development costs for the ATTR program.

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R&D Expenses: Research and development expenses increased by $1.2 million to $23.7 million during the first quarter of 2019, compared to $22.5 million during the first quarter of 2018. This increase was driven primarily by the advancement of Intellia’s research programs, research personnel growth to support these programs, as well as the expansion of the development organization.

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G&A Expenses: General and administrative expenses increased by $3.1 million to $10.5 million during the first quarter of 2019, compared to $7.4 million during the first quarter of 2018. This increase was driven primarily by employee and intellectual property (IP)-related expenses to support Intellia’s growing research and development efforts.

•	Net Loss: The Company’s net loss was $21.9 million for the first quarter of 2019, compared to $21.4 million during the first quarter of 2018.

Financial Guidance

Intellia expects that its cash, cash equivalents and marketable securities as of March 31, 2019, as well as technology access and funding from Novartis and Regeneron, will enable Intellia to fund its anticipated operating expenses and capital expenditure requirements into the first half of 2021. This expectation excludes any potential milestone payments or extension fees that could be earned and distributed under the collaboration agreements with Novartis and Regeneron or any strategic use of capital not currently in the Company’s base-case planning assumptions.

Conference Call to Discuss First Quarter 2019 Earnings

The Company will discuss these results on a conference call today, May 2, 2019, at 8 a.m. ET. The investor presentation may be downloaded starting at 7:30 a.m. ET from the Events and Presentations page of the Investor Relations section of Intellia’s website at intelliatx.com.

To join the call:

•	U.S. callers should dial 800-458-4148 and use conference ID# 7725705, approximately five minutes before the call.

•	International callers should click here to access dial-in information and use conference ID# 7725705, approximately five minutes before the call.

A replay of the call will be available on Intellia’s website, beginning on May 2, 2019 at 12 p.m. ET.

About Intellia Therapeutics

Intellia Therapeutics is a leading genome editing company focused on developing curative therapeutics using the CRISPR/Cas9 system. Intellia believes the CRISPR/Cas9 technology has the potential to transform medicine by permanently editing disease-associated genes in the human body with a single treatment course, and through improved cell therapies that can treat cancer and immunological diseases, or can replace patients’ diseased cells. The combination of deep scientific, technical and clinical development experience, along with its leading intellectual property portfolio, puts Intellia in a unique position to unlock broad therapeutic applications of the CRISPR/Cas9 technology and create a new class of therapeutic products. Learn more about Intellia Therapeutics and CRISPR/Cas9 at intelliatx.com and follow us on Twitter @intelliatweets.

Forward-Looking Statements

This press release contains “forward-looking statements” of Intellia Therapeutics, Inc. (“Intellia”) within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements regarding Intellia’s ability to advance and expand the CRISPR/Cas9 technology to develop into human therapeutic products, as well as our intellectual property portfolio; our ability to achieve stable or effective genome editing; our ability to administer our CRISPR/Cas9 product candidates; the potential timing and advancement of our preclinical studies, including continuing non-human primate studies for our ATTR program and other programs, animal studies for our AML program, and clinical trials; the timing and potential achievement of milestones to advance our pipeline including nominating development candidates and filing INDs; the modularity of our platform and our ability to replicate or apply results achieved in our preclinical studies, including those in our ATTR and AML programs, in any future studies, including human clinical trials; the potential development of our proprietary LNP/AAV hybrid delivery system to advance our complex genome editing capabilities; the potential development of other in vivo or ex vivo cell therapeutics of all types, and those targeting WT1 in AML in particular, using CRISPR/Cas9 technology; our ability to initiate and conduct successful IND-enabling toxicology studies of NTLA-2001, our lead ATTR development candidate, and subsequently submitting an IND application in 2020 that will be accepted by the regulatory agencies; our intent to present additional data regarding CRISPR-mediated knockout of each of two targets of interest, Ldha and Hao1, via the Company’s proprietary LNP delivery technology, resulting in the reduction of oxalate excretion, and other preclinical data during 2019 or thereafter our plans to commence manufacturing efforts in 2019; actions by government agencies; our growth as a company and the anticipated contribution of the members of our board of directors and our executives to our operations and progress; the impact of our collaborations on our development programs; the potential timing of regulatory filings regarding our development programs; our expectations regarding our uses of capital, expenses, future accumulated deficit and other financial results during the first quarter of 2019; and our ability to fund operations into the first half of 2021.

Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: risks related to Intellia’s ability to protect and maintain our intellectual property position; risks related to Intellia’s relationship with third parties, including our licensors; risks related to the ability of our licensors to protect and maintain their intellectual property position; uncertainties related to the initiation and conduct of studies and other development requirements for our product candidates; the risk that any one or more of Intellia’s product candidates will not be successfully developed and commercialized; the risk that the results of preclinical studies will not be predictive of future results in connection with future studies; and the risk that Intellia’s collaborations with Novartis or Regeneron or its other ex vivo collaborations will not continue or will not be successful. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause Intellia’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Intellia’s most recent annual report on Form 10-K as well as discussions of potential risks, uncertainties, and other important factors in Intellia’s other filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Intellia undertakes no duty to update this information unless required by law.

INTELLIA THERAPEUTICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2019	2018
Collaboration revenue	$10,433	$7,469
Operating expenses:
Research and development	23,709	22,493
General and administrative	10,533	7,406

Total operating expenses	34,242	29,899
Operating loss	(23,809)	(22,430)
Interest income	1,869	1,074

Net loss	$(21,940)	$(21,356)

Net loss per share, basic and diluted	$(0.49)	$(0.51)
Weighted average shares outstanding, basic and diluted	45,234	42,043

INTELLIA THERAPEUTICS, INC.

CONSOLIDATED BALANCE SHEET DATA (UNAUDITED)

(Amounts in thousands)

	March 31, 2019	December 31, 2018
Cash, cash equivalents and marketable securities	$296,582	$314,059
Total assets	344,363	347,315
Total liabilities	80,025	69,395
Total stockholders’ equity	264,338	277,920

Intellia Contacts:

Investors:

Lina Li

Senior Manager

Investor Relations

+1 857-706-1612

lina.li@intelliatx.com

Media:

Jennifer Mound Smoter

Senior Vice President

External Affairs & Communications

+1 857-706-1071

jenn.smoter@intelliatx.com

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